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                                                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 1,000,000 shares of common stock for the Amended and Restated 1993 Stock Option Plan of our report dated February 4, 2000 relating to the financial statements of Cubist Pharmaceuticals, Inc. which appears in Cubist's Annual Report on Form 10-K/A for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

November 7, 2000